Exhibit 10.10

[COMPANY LETTERHEAD]

November 4, 2019

Alto Opportunity Master Fund, SPC

- Segregated Master Portfolio B

c/o Ayrton Capital LLC

222 Broadway, 19th Floor

New York, NY 10038

Attention: Waqas Khatri

Alto Opportunity Master Fund, SPC

- Segregated Master Portfolio C

c/o Ayrton Capital LLC

222 Broadway, 19th Floor

New York, NY 10038

Attention: Waqas Khatri

Dear Sirs:

This agreement (the “Leak-Out Agreement”) is being delivered to you in connection with that certain understanding by and among PAVmed Inc., a Delaware corporation with offices located at One Grand Central Place, Suite 4600, New York, NY 10165 (the “Company”) and the undersigned investors (“Holders”), and amends and restates that certain Leak-Out Agreement, by and between the Company and Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (the “Original Holder”), dated December 27, 2018.

The Company has entered into (i) a Securities Purchase Agreement with the Original Holder, dated as of December 27, 2018 (the “2018 Securities Purchase Agreement”), pursuant to which, among other things, the Company has issued and sold to the Original Holder and the Original Holder purchased a senior secured convertible note of the Company (the “2018 Note”), which is convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”, as converted, the “2018 Conversion Shares”), in accordance with the terms of the 2018 Notes and (ii) a Securities Purchase Agreement with the Holders, dated as of November 3, 2019 (the “New Securities Purchase Agreement”), pursuant to which, among other things, the Company has agreed to issue and sell to the Holders and the Holders have agreed to purchase certain senior secured convertible notes of the Company (the “New Note”), which will be convertible into shares of Common Stock (as converted, the “New Conversion Shares”), in accordance with the terms of the New Notes. Capitalized terms not defined herein shall have the meaning as set forth in the New Securities Purchase Agreement.

During the period commencing on the date hereof (“Execution Date”) and ending on the date no 2018 Notes or New Notes remain outstanding, neither of the Holders, nor any of their Affiliates, collectively, shall sell, directly or indirectly, any Conversion Shares issued pursuant to an Acceleration (as defined in the 2018 Note) and/or an Acceleration (as defined in the New Notes) to either Holder (or its Affiliate) or both Holders (or any of their Affiliates), as applicable (collectively, the “Restricted Securities”) on any Trading Day (each date of determination, each a “Measuring Date”), if such sale, together with all prior sales of Restricted Securities by the Holders (and/or any of their Affiliates, as applicable) on such Measuring Date, exceed 25% of the daily average composite trading volume of the Common Stock (as reported by Bloomberg, LP for such Measuring Date) (the “Daily Limit”); provided that (x) any such sales of Restricted Securities at a price greater than or equal to 96% of the Closing Sale Price (as defined in the New Notes) of the Common Stock as of the Trading Day immediately prior to such Measuring Date (the “Excluded Acceleration Shares”) shall not be included in the Daily Limit calculation above and (y) any other sales of shares of Common Stock on such Measuring Date (excluding any sales of Restricted Securities) shall not be included in the Daily Limit calculation above.

For the purpose of this Leak-Out Agreement, the following definitions shall apply:

“Affiliate” means, with respect to any specified Person, (x) any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any partner, officer, director, member of such Person and any fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Person or (y) if such Person is a natural person, such Person’s spouse, lineal descendant (including any adopted child or adopted grandchild) or other family member, or a custodian or trustee of any trust, partnership or limited liability company for the benefit of, in whole or in part, or the ownership interests of which are, directly or indirectly, controlled by, such Person or any other member or members of such Person’s family.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental or any department or agency thereof.

Notwithstanding anything herein to the contrary, on or after the date hereof, any Holder may, directly or indirectly, sell or transfer all, or any part, of the Restricted Securities (or any securities convertible or exercisable into Restricted Securities, as applicable) to any Person (an “Assignee”) without complying with (or otherwise limited by) the restrictions set forth in this Leak-Out Agreement; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement in the form of this Leak-Out Agreement with respect to such transferred Restricted Securities (or such securities convertible or exercisable into Restricted Securities, as applicable) (an “Assignee Agreement”) and sales of such Holder and its Affiliates and all Assignees shall be aggregated for all purposes of this Leak-Out Agreement and all Assignee Agreements.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Leak-Out Agreement must be in writing.

This Leak-Out Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Leak-Out Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Leak-Out Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Leak-Out Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Leak-Out Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this letter agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this letter agreement or any transaction contemplated hereby.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this letter agreement, the other parties hereto would not have an adequate remedy at law for money damages in the event that this Leak-Out Agreement has not been performed in accordance with its terms, and therefore agrees that such other parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

The obligations of each Holder under this Agreement are several and not joint with the obligations of any other holder of 2018 Notes or New Notes, from time to time (each, an “Other Holder”) under any other agreement, and the Holders shall not be responsible in any way for the performance of the obligations of any Other Holder under any such other agreement. Nothing contained herein or in this Agreement, and no action taken by a Holder pursuant hereto, shall be deemed to constitute such Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that any Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that each Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Agreement. The Company and each Holder confirms that such Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for the other Holder or any Other Holder to be joined as an additional party in any proceeding for such purpose.

[Signature page follows]

[SIGNATURE PAGE TO LEAK-OUT]

Agreed to and Acknowledged:

PAVMED, INC.

By:
Name:
Title:

ALTO OPPORTUNITY MASTER FUND, SPC –
SEGREGATED MASTER PORTFOLIO B

By:
Name:
Title:

ALTO OPPORTUNITY MASTER FUND, SPC –
SEGREGATED MASTER PORTFOLIO C

By:
Name:
Title: